Exhibit 99.1


                        CERTIFICATION OF PERIODIC REPORT

I, David R. DeYoung. President and Principal Chief Executive Officer of 1mage Software, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.) 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to 1mage Software, Inc. and will be retained by 1mage Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


   Dated:  May 14, 2003


                                          /S/ DAVID R. DEYOUNG
                                          --------------------
                              President and Principal Chief Executive Officer